UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2009
Hiland Holdings GP, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-33018	76-0828238
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Shelby E. Odell
     On January 21, 2009, the Board of Directors (the “Board”) of Hiland Partners GP Holdings, LLC (the “General Partner”), the general partner of Hiland Holdings GP, LP (the “Company”), accepted the resignation of Shelby E. Odell as a director of the General Partner. Mr. Odell was also a member of the Board’s audit committee. Mr. Odell has resigned from the Board so that he may be eligible to serve as a member of the conflicts committee of the Board of Directors of Hiland Partners GP, LLC, the general partner of Hiland Partners, LP. Mr. Odell’s resignation was not the result of any disagreement with either the Company or the General Partner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Matthew S. Harrison

	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President— Finance and Secretary
January 23, 2009